UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2020

V.F. Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-05256

Pennsylvania	23-1180120
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8505 E. Orchard Road

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(720) 778-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
0.625% Senior Notes due 2023	VFC23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Cash Tender Offers

On February 3, 2020, V.F. Corporation (the “Company”) issued a press release announcing its commencement of cash tender offers (each, a “Tender Offer” and collectively the “Tender Offers”) for any and all of the Company’s $300 million total aggregate principal amount of outstanding 6.000% Notes due 2033 (the “2033 Notes”) and $350 million total aggregate principal amount of outstanding 6.450% Notes due 2037 (the “2037 Notes” and together with the 2033 Notes, the “Securities”). The Tender Offers are subject to a number of conditions, including a financing condition. The Tender Offers are being made only pursuant to the Offer to Purchase, dated February 3, 2020 (the “Offer to Purchase”), which sets forth the terms and conditions of the Tender Offers. This Current Report on Form 8-K is neither an offer to purchase nor the solicitation of an offer to sell any Securities.

The Tender Offers will expire at 11:59 p.m., New York City time, on March 2, 2020, unless extended or earlier terminated, and tendered Securities may be withdrawn at or prior to, but not after, 5:00 p.m., New York City time, on February 14, 2020, unless extended or earlier terminated. The foregoing is qualified by reference to the press release announcing the commencement of the Tender Offers that is attached as Exhibit 99.1 and is incorporated by reference herein.

Redemption

On February 3, 2020, the Company issued a notice of redemption for $500 million aggregate principal amount of its outstanding 3.500% Notes due 2021 (the “2021 Notes”). The redemption date for the 2021 Notes will be March 4, 2020 (the “Redemption Date”). The redemption price for the 2021 Notes will be calculated in accordance with the indenture governing the 2021 Notes and will be equal to the greater of (i) 100% of the principal amount of the 2021 Notes to be redeemed and (ii) a make-whole amount based on the sum of the present value of the remaining scheduled payments of principal and interest on the 2021 Notes to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date. As of December 28, 2019, $500 million aggregate principal amount of the Company’s 2021 Notes were outstanding. The foregoing does not constitute a notice of redemption for the 2021 Notes or an offer to purchase or the solicitation of an offer to sell any securities.

Cautionary Statement

Some of the statements included in this Form 8-K may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s best estimates, assumptions and projections and are subject to significant uncertainties. Actual results may differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this Form 8-K as a result of new information or future events or developments. For a detailed discussion of the general risk factors that could affect the Company’s results, please refer to the risk factors identified in the Company’s annual and periodic reports filed with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended March 30, 2019, as filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

99.1	Press release announcing the commencement of the Tender Offers, dated February 3, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION (Registrant)

Date: February 3, 2020	By:	/s/ Scott A. Roe
Scott A. Roe
Executive Vice President and Chief Financial Officer